Alkaline Water Co. Provides Corporate Update
Revenue growth shows one of the nation’s fastest-growing beverages is Alkaline88®

March 9, 2017 – The Alkaline Water Company Inc. (OTCQB: WTER), bottled under the trademark Alkaline88®, (the “Company”), has published an updated corporate presentation on its website that highlights recent milestones. The Company, the creator of an innovative, state-of-the-art, proprietary electrolysis beverage process, packages and sells its alkaline water in 1-gallon, 3-liter, 1-liter, 700ml and 500ml sizes.

With our fiscal 2017 year-end (March 31, 2017) rapidly approaching, the Company felt this would be a good time to update our presentation on our new website. We plan on more frequent updates through social media and our website in the future, as we expect FY 2018 to be a dynamic year for the Company.

The updated corporate presentation is available for download or viewing at www.thealkalinewaterco.com or directly at: http://www.thealkalinewaterco.com/pdf/Alkaline88-Presentation.pdf

Presentation Highlights:

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Alkaline88® acceptance by major retailers continues to grow, and we are now available in over 29,000 retail locations nationwide. We expect the trend to continue and should exceed 40,000 locations by end of fiscal 2018.

•	Based on revenue growth of over 2100% since fiscal 2013, we would be the #5 fastest- growing beverage company and ranked #168 overall in the 2016 Inc. 5000 List of America's Fastest-Growing Companies.

•	For the 52 weeks ending 1/14/2017, Southern California sales are up 92.4%. Alkaline88® remains the #1 alkaline water in the largest water market in the United States.

•	For the 52 weeks ending 1/14/2017, Northern California sales are up 56.7%. Alkaline88® is now in every major supermarket in the region.

•	For the 52 weeks ending 1/14/2017, Texas sales are up 79.4%. We are currently ranked as the #2 alkaline water in the region.

“It is amazing to me that as we move into our fifth full year of operations, we remain one of the fastest-growing beverage companies in the country,” states company COO Richard Wright. “As we begin to move from an entrepreneurial enterprise into a full-fledged growth company, the sales, finance, supply chain, logistics and manufacturing have all begun to hit their stride. We continue to add stores and new consumers at an amazing rate,” Mr. Wright continues. “To support this growth, we have undertaken specific corporate initiatives over the last three months that should accelerate our growth through our next fiscal year.”

These initiatives include:

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The Company entering into a non-dilutive revolving credit facility agreement at $3.0 million with SPC Specialty Finance Opportunities Fund in February 2017. This loan includes purchase order financing. This financing provides much-needed upfront funding resulting in reduced pricing of raw material cost from local, national and international vendors.

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With the increased sales and capital, we recently hired three (3) additional regional sales managers. They are all veteran consumer goods professionals and have a combined 50+ years in the field. Each will assist our current team in expanding into new and existing retailers and broker relationships and new sales channels in the Western, Central and Eastern regions of the country.

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Plant expansion has been completed and equipment delivered at our Grand Springs in Alton (Virginia) “co-packer” facility, and the plant will come online within weeks. Also, new tanks and equipment are being installed in our current Nantze Springs co-packer facility. After completion of these projects, our wholesale production capacity will increase to up to $72 million per year. This will put one of our seven (7) co-packer facilities within 600 miles of 95% of the U.S. population. Most of the fixed costs have already been incurred by the company, and our co-packing plants should support projected growth for 2018 and beyond.

Our new corporate update graphically displays important information that shows our recent successes and future potential. It shows our sharp, new, matching single-serving labels that will cement the brand’s image in the consumer’s mind as we continue our national expansion plans. You can see them at www.thealkalinewaterco.com. Mr. Wright states, “Finally, our objective of being cash flow positive should be reached in the first half of fiscal 2018. We look forward to continued progress in our quest to make Alkaline88® the #1 best-selling alkaline water in the country.”

Additional details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer with the Securities and Exchange Commission ("SEC"), available at www.sec.gov. For more information, visit our website at www.thealkalinewaterco.com.

The Alkaline Water Company Inc. (OTCQB: WTER) has developed an innovative, state-of-the-art, proprietary electrolysis process that produces healthy alkaline water for a balanced lifestyle. The Company is focused on the business of distributing and marketing for retail sale of its cost-effectively packaged Alkaline88® water beverage products. Visit: www.thealkalinewaterco.com.

About Alkaline Water Products
Alkaline88®'s premier alkaline water is an 8.8 pH balanced bottled alkaline drinking water enhanced with trace minerals and electrolytes. The product offers consumers the unique opportunity to purchase alkaline water in conveniently packaged 500ml, 700ml, 1-liter, 3-liter and 1-gallon sizes. The Alkaline Water Company Inc. is currently in the midst of a national mass-market expansion program, where the product is already available for consumer sales at a growing number of major retail locations across many parts of the United States. Learn more about the science behind alkaline water by visiting www.thealkalinewaterco.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements." Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things: the statement that the Company plans on more frequent updates through social media and its website in the future, as the Company expects FY 2018 to be a dynamic year for the Company; the Company’s expectation that the trend regarding retail locations will continue and should exceed 40,000 locations by end of fiscal 2018; the statement that the specific corporate initiatives over the last three months should accelerate the Company’s growth through the Company’s next fiscal year; the statement that each of three additional regional sales managers will assist the Company’s current team in expanding into new and existing retailers and broker relationships and new sales channels in the Western, Central and Eastern regions of the country; the statement that the plant will come online within weeks; the statements that the Company’s wholesale production capacity will increase to up to $72 million per year and this will put one of the Company’s seven (7) co-packer facilities within 600 miles of 95% of the U.S. population and the Company’s co-packing plants should support projected growth for 2018 and beyond; the statement that the Company’s new corporate update shows future potential and the Company’s sharp, new, matching single-serving labels will cement the brand’s image in the consumer’s mind as the Company continues its national expansion plans; the Company’s objective of being cash flow positive in the first half of fiscal 2018; and the Company’s quest to make Alkaline88® the #1 best-selling alkaline water in the country. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

The Alkaline Water Company Inc.

WTER Investor Relations,

IRTH Communications
Robert Haag
Managing Partner
866-976-4784
investors@thealkalinewaterco.com